UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 21, 2007

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2100 East Grand Avenue	90245
El Segundo, California	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (310) 615-0311

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                    On May 21, 2007, the Registrant entered into a Retirement Agreement with Van B. Honeycutt, pursuant to which Mr. Honeycutt, age 62: (i) resigned from his position as Chief Executive Officer of the Registrant effective May 21, 2007; (ii) will continue to serve as an employee of the Registrant and as a member and Chairman of the Registrant's Board of Directors (the “Board”) until July 30, 2007, at which time he will resign as an employee of the Registrant and as a member and Chairman of the Board, and (iii) will serve as a consultant to the Registrant for a one-year period commencing July 31, 2007. A copy of the Retirement Agreement is attached hereto as Exhibit 10.1.

                    On May 21, 2007, the Board appointed Michael W. Laphen, President, Chief Operating Officer and a director of the Registrant, as Chief Executive Officer, effective May 22, 2007. Mr. Laphen will continue to be the Registrant's President, but ceased to be its Chief Operating Officer on May 22, 2007. On May 21, 2007, the Board also elected Mr. Laphen as the Chairman of the Board, effective July 30, 2007.

                    Mr. Laphen, age 56, joined the Registrant in 1977. Before being named President and Chief Operating Officer in April 2003, he was President of the European Group from August 2000 to March 2003. His previous positions with the Registrant include President of the Federal Sector—Civil Group from 1998 to 2000, and President of Systems Group—Integrated Systems Division from 1992 to 1998. He became a corporate officer in August 2001, and was elected a director in February 2007.

A copy of a press release issued on May 21, 2007, which describes the foregoing, is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: May 25, 2007	By /s/ Donald G. DeBuck
Donald G. DeBuck
Vice President and Controller

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EXHIBIT INDEX

Exhibit

10.1	Retirement Agreement dated May 21, 2007 by and between the Registrant and Van B. Honeycutt

99.1	Press Release of the Registrant dated May 21, 2007

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